EXHIBIT 4.4

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (“CONVERSION SECURITIES”) MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND SUCH STATE LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE AND THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER SET FORTH THE COMPANY’S OBLIGATIONS TO REGISTER FOR RESALE THE CONVERSION SECURITIES. A COPY OF SUCH SUBSCRIPTION AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.

THIS NOTE MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501, PROMULGATED UNDER THE ACT.

AEROGROW INTERNATIONAL, INC.

10% Unsecured Convertible Note

No. _____________	Principal Amount: $ _____________

Issue Date: _____________, 2005

AEROGROW INTERNATIONAL, INC., a Nevada corporation (“Company”), promises to pay to _________________________________________________________ or registered assigns, the principal amount of ______________________________ ($_______________) on June 30, 2006. This Note is one of the duly authorized issue of Notes of the Company, limited in aggregate principal amount to $3,000,000, issued or to be issued by the Company pursuant to a certain private placement memorandum dated June 6, 2005.

1.  Interest. The Company promises to pay interest on the principal amount of this Note at the interest rate of 10% per annum. The Company will pay interest on September 30, December 31, March 31 and June 30 of each year and at final maturity, beginning September 30, 2005. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date above. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the 15th day of the month next preceding the interest payment date. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest to the persons who are holders on a subsequent special record date selected by the Company. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a holder’s registered address.

3.  Paying Agent, Registrar, Conversion Agent. Initially, the Company, 900 28th Street, Suite 201, Boulder, Colorado 80303, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, or Conversion Agent by notice to the Noteholders.

All notices required under this Note shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing). Notices to the holder shall be sent to the address of the holder on the books of the Company (or at such other place as the holder shall notify the Company hereof in writing).

4.  Unsecured Obligations. The Notes are unsecured obligations of the Company.

5.  Conversion; Registration. The principal amount of this Note will be convertible, at the holder’s election, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price (“Conversion Price”) equal to the lesser of: (i) $4.00 per share, or (ii) if a registered public offering of securities by the Company is declared effective under the Securities Act prior to the payment or conversion of the Notes (“Registered Offering”), 80% of the per share offering price of Common Stock in the first such Registered Offering (“Public Offering Price”).  During the fifteen (15) day period following the date upon which the Registered Offering is declared effective and the Company has received the funds from such Registered Offering, each holder of Notes may, on one occasion only, demand full and complete payment in cash of the outstanding principal amount of all Notes held by such holder, together with all accrued interest thereon. Upon conversion of this Note, the holder shall receive additional five-year warrants to purchase 2,000 shares of Common Stock for each $10,000 of principal amount so converted (“Conversion Warrants”). The Conversion Warrants may be exercised at any time at an exercise price equal to the lesser of: (i) $6.00 per share, or (ii) 120% of the Public Offering Price in the Registered Offering. The Company has agreed to file and to use its best efforts to have declared effective a registration statement with the U.S. Securities and Exchange Commission (“Commission”) to register for resale the Common Stock into which the Note may be converted and the Common Stock underlying the Conversion Warrants (“Conversion Securities”), in accordance with and subject to the terms and conditions of the registration rights discussed in Section 8 of the Subscription Agreement signed by the original holder of this Note and accepted by the Company in connection with the offering to which this Note relates. These registration rights shall inure to the benefit of the transferees of this Notes and the Conversion Shares. The principal amount of this Note may be converted, in whole or in part (as limited herein), by the holder at any time until the Note is paid in full by the Company. The Company may not redeem the Note and will have no right to pre-pay the Note without the prior written consent of the holder.

To convert a Note a holder must: (1) complete and sign the conversion notice appearing on the Note, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements or transfer documents required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Note if the portion is $1,000 or an integral multiple thereof.

The conversion price may be adjusted by the Company, with notice to the Noteholders, for stock splits, stock dividends, reorganizations and reclassifications. No adjustment will be made for accrued interest on a converted Note or for dividends or distributions on common stock issued upon conversion of a Note.

The Company shall reserve out of its authorized but unissued common stock or its common stock held in treasury enough shares of common stock to permit the conversion of the Notes. All shares of common stock which may be issued upon conversion of the Notes shall be fully paid and non-assessable.

The Notes will not entitle the Noteholders to vote on any matter voted on at a meeting of the Company’s shareholders.

6.  Denominations, Transfer. The Notes are in registered form without coupons in denominations of $10,000 or integral multiples thereof. A holder may transfer or exchange the Notes at the principal office of the Company. The Notes cannot be transferred by a holder unless the Notes are registered under the Securities Act or an exemption from registration is available. In order for a holder to transfer the Notes pursuant to an exemption, the request for transfer must be accompanied by evidence satisfactory to the Company that an exemption is available for the transfer, which may include an opinion of counsel or a no-action letter from the Commission. In addition, the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any required taxes and fees.

7.  Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

8.  Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent, if other than the Company, will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

9.  Amendment, Supplement, Waiver. The Notes may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of at least a majority in principal amount of the Notes. Without the consent of any holder, the Company may amend or supplement the Notes to cure any ambiguity, defect or inconsistency or to make any change that does not materially adversely affect the rights of any holder.

Without the consent of each holder affected, an amendment, supplement or waiver may not: (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the rate of or extend the time for payment of interest on any Note, (3) reduce the principal of or extend the fixed maturity of any Note, (4) waive a default in the payment of the principal of or interest on any Note, (5) make any Note payable in money other than that stated in the Note, or (6) make any change that materially adversely affects the right to convert any Note.

10.  Defaults and Remedies. An “Event of Default” occurs if:

(1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 15 days;

(2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Note and the default continues for the period and after the notice specified below;

(4) the Company pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company in an involuntary case, (b) appoints a Custodian of the Company or for all or substantially all of its property, or (c) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A default under clause (3) is not an Event of Default until the holders of at least 25% in principal amount of the Notes notify the Company of the default and the Company does not cure the default within 45 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”

If an Event of Default occurs and is continuing, the holders of at least 25% in principal amount of the Notes by notice to the Company may declare the principal of and accrued interest on all the Notes to be due and payable immediately. Upon a declaration such principal and interest shall be due and payable immediately. The holders of a majority in principal amount of the Notes by notice to the Company may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree.

If an Event of Default occurs and is continuing, the Noteholders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes.

A delay or omission by any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

The holders of a majority in principal amount of the Notes by notice to the Company may waive an existing Default and its consequences. When a Default is waived, it is cured and stops continuing.

11.  Financial Statements. As long as the Notes are outstanding, the Company will furnish to holders, upon request: (i) quarterly unaudited financial statements (including balance sheets, income statements and cash flow statements) within 45 days following the end of each fiscal quarter of the Company, except for the last fiscal quarter of the Company in any fiscal year of the Company, and (ii) annual financial statements (including balance sheets, income statements, changes in financial position and related notes thereto) which have been audited by an independent auditor no later than 90 days after the end of each fiscal year of the Company, unless such financial statements are included in periodic reports under the Exchange Act, which are timely filed by the Company. The Company currently is not required to be a reporting company under the federal securities laws.

12.  Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the U.S. are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

13.  No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.  Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

15.  Consent to Jurisdiction; Forum Selection; Governing Law; Waiver of Jury Trial.

(i)      THE COMPANY AND THE HOLDER AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN DENVER, COLORADO, U.S.A. THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE COMPANY AND THE HOLDER TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE COMPANY AND THE HOLDER WITH RESPECT TO OR ARISING OUT OF THIS NOTE IN ANY JURISDICTION OTHER THAN THOSE SPECIFIED IN THIS SECTION 15. THE COMPANY AND THE HOLDER EACH WAIVE ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION 15, AND STIPULATES THAT THE FEDERAL COURTS LOCATED IN DENVER, COLORADO, U.S.A. SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH OF THEM FOR THE PURPOSE OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE. THE COMPANY AND THE HOLDER EACH AUTHORIZE AND ACCEPT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS SECTION 15 BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS FOR THE GIVING OF NOTICES. ANY FINAL JUDGMENT RENDERED AGAINST THE COMPANY OR THE HOLDER IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF COLORADO, U.S.A., WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW.

(ii)      THE COMPANY AND THE HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE CONTEMPLATED TRANSACTIONS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS NOTE, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION 15 CONSTITUTE A MATERIAL INDUCEMENT FOR THE COMPANY ISSUING THIS NOTE.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal (if any).

Dated: ________________

AEROGROW INTERNATIONAL, INC.
[CORPORATE SEAL]
By:
Name: W. Michael Bissonnette Its: President and CEO

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Note, fill in the form below:	To convert this Note, check the box ☐.
I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Dated: ____________________, 200_
Signature:
Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program	Signature:	(Sign exactly as your name(s) first appear(s)s on this Note)

By:	Authorized Signatory